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EXHIBIT (A)(5)

                                SPX CORPORATION

     OFFER TO PURCHASE FOR CASH UP TO 2,700,000 SHARES OF ITS COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
      AT A PURCHASE PRICE NOT GREATER THAN $56 NOR LESS THAN $48 PER SHARE

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW
     YORK CITY TIME, ON THURSDAY, MAY 8, 1997, UNLESS THE OFFER IS EXTENDED

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated April 11, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer") setting forth an offer by SPX Corporation, a Delaware corporation (the "Company"), to purchase up to 2,700,000 shares of its common stock, par value $10.00 per share (including the associated Preferred Stock Purchase Rights (the "Rights"), the "Shares"), at prices not greater than $56 nor less than $48 per Share, net to the seller in cash, specified by tendering stockholders, upon the terms and subject to the conditions of the Offer. Unless the Rights become exercisable or separately tradeable prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), a tender of Shares will also constitute a tender of the associated Rights. Unless the context otherwise requires, all references herein to Shares include the associated Rights. Also enclosed herewith is certain other material related to the Offer, including a letter from John B. Blystone, Chairman, President and Chief Executive Officer of the Company, to stockholders.

     The Company will determine a single per Share price (not greater than $56 nor less than $48 per Share) (the "Purchase Price") that it will pay for the Shares validly tendered pursuant to the Offer and not withdrawn, taking into account the number of Shares so tendered and the prices specified by tendering stockholders. The Company will select the lowest Purchase Price that will allow it to purchase 2,700,000 Shares (or such lesser number of Shares as are validly tendered at prices not greater than $56 nor less than $48 per Share) and not withdrawn pursuant to the Offer. The Company will purchase all Shares validly tendered at prices at or below the Purchase Price and not withdrawn, upon the terms and subject to the conditions of the Offer, including the provisions thereof relating to proration. See Section 1 of the Offer to Purchase.

     WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. AS SUCH, A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

     Your attention is directed to the following:

     1. You may tender Shares at prices (in multiples of $.25), which cannot be greater than $56 nor less than $48 per Share, as indicated in the attached Instruction Form, net to you in cash.

     2. The Offer is extended for up to 2,700,000 Shares, constituting approximately 18% of the total Shares outstanding as of March 14, 1997. The Offer is not conditioned on any minimum number of Shares being tendered. The Offer is, however, subject to certain other conditions set forth in the Offer to Purchase.

     3. The Offer, proration period and withdrawal rights will expire at 12:00 Midnight, New York City time, on Thursday, May 8, 1997, unless the Offer is extended. Your instructions to us should be forwarded to us in ample time to permit us to submit a tender on your behalf.

     4. As described in the Offer to Purchase, if more than 2,700,000 Shares have been validly tendered at or below the Purchase Price and not withdrawn prior to the Expiration Date, as defined in Section 1 of the Offer to Purchase, the Company will purchase Shares in the following order of priority:

          (i) all Shares validly tendered at or below the Purchase Price and not withdrawn prior to the Expiration Date by any stockholder who owned beneficially, as of the close of business on April 10, 1997, and who continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares (excluding Shares attributable to individual accounts under the Savings Plan (as defined in the offer to Purchase), but including Shares held in the Company's Dividend Reinvestment Plan) and who validly tenders all of such Shares (partial tenders will not qualify for this preference) and completes the box captioned "Odd Lots" in the Letter of Transmittal and, if applicable, the Notice of Guaranteed Delivery; and

          (ii) after purchase of all the foregoing Shares, all other Shares validly tendered at or below the Purchase Price and not withdrawn prior to the Expiration Date on a pro rata basis. See Section 1 of the Offer to Purchase for a discussion of proration.

     5. Tendering stockholders will not be obligated to pay any brokerage commissions or solicitation fees on the Company's purchase of Shares in the Offer. Any stock transfer taxes applicable to the purchase of Shares by the Company pursuant to the Offer will be paid by the Company, except as otherwise provided in Instruction 7 of the Letter of Transmittal.

     6. If you wish to tender portions of your Shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each portion of your Shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept.

     7. If you owned beneficially, as of the close of business on April 10, 1997, and continue to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares (excluding Shares attributable to individual accounts under the Savings Plan, but including Shares held in the Company's Dividend Reinvestment Plan), and you instruct us to tender at or below the Purchase Price on your behalf all such Shares prior to the Expiration Date and check the box captioned "Odd Lots" in the Instruction Form, all such Shares will be accepted for purchase before proration, if any, of the other tendered Shares.

     THE BOARD OF DIRECTORS OF THE COMPANY HAS APPROVED THE OFFER. HOWEVER, STOCKHOLDERS MUST MAKE THEIR OWN DECISIONS WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND THE PRICE OR PRICES AT WHICH SHARES SHOULD BE TENDERED. NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO ANY STOCKHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING SHARES. THE COMPANY HAS BEEN ADVISED THAT NONE OF ITS DIRECTORS OR EXECUTIVE OFFICERS INTENDS TO TENDER ANY SHARES PURSUANT TO THE OFFER.

     If you wish to have us tender any or all of your Shares held by us for your account upon the terms and subject to the conditions set forth in the Offer to Purchase, please so instruct us by completing, executing and returning to us the attached Instruction Form. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be

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

tendered unless otherwise specified on the Instruction Form. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BY THE EXPIRATION OF THE OFFER.

     The Offer is being made to all holders of Shares. The Company is not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If the Company becomes aware of any jurisdiction where the making of the Offer is not in compliance with any valid applicable law, the Company will make a good faith effort to comply with such law. If, after such good faith effort, the Company cannot comply with such law, the offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares residing in such jurisdiction. In any jurisdiction the securities or blue sky laws of which require the Offer to be made by a licensed broker or dealer, the Offer is being made on the Company's behalf by the Dealer Managers or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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

                                INSTRUCTION FORM
                   WITH RESPECT TO OFFER TO PURCHASE FOR CASH
                     UP TO 2,700,000 SHARES OF COMMON STOCK
                                       OF
                                SPX CORPORATION
                      AT A PURCHASE PRICE NOT GREATER THAN
                        $56 NOR LESS THAN $48 PER SHARE

     The undersigned acknowledges receipt of your letter and the enclosed Offer to Purchase, dated April 11, 1997, and the related Letter of Transmittal (which together constitute the "Offer") in connection with the Offer by SPX Corporation (the "Company") to purchase up to 2,700,000 shares of its common stock, par value $10.00 per share (including the associated Preferred Stock Purchase Rights (the "Rights"), the "Shares"), at prices not greater than $56 nor less than $48 per Share, net to the undersigned in cash, specified by the undersigned, upon the terms and subject to the terms and conditions of the Offer. Unless the Rights become exercisable or separately tradeable prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), a tender of Shares will also constitute a tender of the associated Rights. Unless the context otherwise requires, all references herein to Shares include the associated Rights.

     This will instruct you to tender to the Company the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, at the price per Share indicated below, upon the terms and subject to the conditions of the Offer.

                                SHARES TENDERED

[ ] By checking this box, all Shares held by us for your account will be tendered. If fewer than all Shares held by us for your account are to be tendered, please check the box and indicate below the aggregate number of Shares to be tendered by us.

                                  ________ Shares

Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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

        PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED
                         ------------------------------

IF SHARES ARE BEING TENDERED AT MORE THAN ONE PRICE, A SEPARATE INSTRUCTION FORM
                     FOR EACH PRICE SPECIFIED MUST BE USED.
                         ------------------------------

  CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED (EXCEPT AS PROVIDED IN THE ODD LOTS BOX AND INSTRUCTIONS BELOW), THERE IS NO
                            VALID TENDER OF SHARES.
--------------------------------------------------------------------------------
                      SHARES TENDERED AT PRICE DETERMINED
                                BY DUTCH AUCTION

     [ ] The undersigned wants to maximize the chance of having the Company purchase all the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this one box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Shares at, and is willing to accept, the Purchase Price resulting from the Dutch auction tender process. This action could result in receiving a price per Share as low as $48 or as high as $56.

            ***CHECK EITHER THE BOX ABOVE OR CHECK ONE BOX BELOW***
--------------------------------------------------------------------------------

                            SHARES TENDERED AT PRICE
                           DETERMINED BY STOCKHOLDER

[ ]        $48.00         [ ]        $50.25         [ ]        $52.50         [ ]        $54.75
[ ]        $48.25         [ ]        $50.50         [ ]        $52.75         [ ]        $55.00
[ ]        $48.50         [ ]        $50.75         [ ]        $53.00         [ ]        $55.25
[ ]        $48.75         [ ]        $51.00         [ ]        $53.25         [ ]        $55.50
[ ]        $49.00         [ ]        $51.25         [ ]        $53.50         [ ]        $55.75
[ ]        $49.25         [ ]        $51.50         [ ]        $53.75         [ ]        $56.00
[ ]        $49.50         [ ]        $51.75         [ ]        $54.00
[ ]        $49.75         [ ]        $52.00         [ ]        $54.25
[ ]        $50.00         [ ]        $52.25         [ ]        $54.50

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

                                    ODD LOTS

[ ] By checking this box, the undersigned represents that the undersigned owned beneficially, as of the close of business on April 10, 1997, and continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares (excluding Shares attributable to individual accounts under the Savings Plan, but including Shares held in the Company's Dividend Reinvestment Plan) and is tendering all of such Shares.

If you do not wish to specify a purchase price, check the following box, in which case you will be deemed to have tendered at the Purchase Price determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share in the box entitled "Price (in Dollars) Per Share At which Shares Are Being Tendered" above). [ ]

     THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDERS. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

                                                        SIGN HERE

                                          --------------------------------------
                                                       Signature(s)

Dated:             , 1997                 Name
                                          --------------------------------------

                                          Address
                                          --------------------------------------

                                          --------------------------------------

                                          --------------------------------------
                                            Social Security or Taxpayer ID No.

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